EXHIBIT 21

List of Subsidiaries of Registrant at December 31, 2007

Regions Bank (1)

Morgan Keegan & Company, Inc. (12)

MK Assets, Inc.(5)

Southpoint Structured Assets, Inc. (5)

MK Holding, Inc. (2)

Athletic Resource Management, Inc. (12)

Morgan Keegan Fund Management, Inc. (12)

Morgan Asset Management, Inc. (12)

Wealthtrust, Inc. (12)

Merchant Bankers, Inc. (12)

Morgan Keegan Mortgage Company, Inc. (12)

Morgan Keegan Municipal Products, Inc. (5)

Morgan Keegan Municipal Products II, Inc. (5)

Morgan Properties, LLC (12)

Morgan Keegan Insurance Agency of Alabama, Inc. (2)

Morgan Keegan Insurance Agency of Louisiana, Inc. (9)

Morgan Keegan Insurance Agency of Arkansas, Inc. (4)

Morgan Keegan Financial Products, Inc. (12)

MK Investment Management, Inc. (5)

Morgan Keegan Funding Corporation (12)

Cumberland Securities Company, Inc. (12)

Albrecht & Associates, Inc. (5)

Regions Agency, Inc. (2)

Regions Acceptance, LLC (2)

Regions Life Insurance Company (3)

Regions Agency, Inc. (Louisiana) (9)

Regions Title Company, Inc. (12)

MCB Life Insurance Company (12)

Regions Interstate Billing Service, Inc. (2)

Regions Asset Management Company, Inc. (2)

RAMCO—FL Holding, Inc. (2)

Regions Asset Holding Company (2)

Regions Asset Company (5)

Regions Investment Management Holding Company (5)

Regions Investment Management Company (5)

Regions Financial (DE), Inc. (5)

Regions Insurance Agency of Arkansas (4)

Regions Insurance Group, Inc. (12)

Regions Insurance, Inc. (4)

Crockett Adjustment, Inc. (4)

Regions Insurance Services, Inc. (12)

Regions Insurance Services of Alabama, Inc. (2)

Regions Reinsurance Corporation (14)

UP Energy Investments, Inc. (5)

Union Planters Mortgage Finance Corporation (5)

Magna Data Services, Inc. (8)

UPTENCO, Inc. (12)

UPARTCO, LP (12)

UP Mortgages GP (6)

UPBNA Holdings, Inc. (5)

UPB Holdings, Inc. (5)

Union Planters Preferred Funding Corp. (5)

Union Planters Preferred Funding II Corp. (5)

UPB Investments, Inc. (12)

MICB, Inc. (5)

RMK Financial Services, Inc. (12)

Union Planters Insurance Agency of Texas (13)

PFIC Arizona Agency, Inc. (3)

Union Planters Insurance Agency, Inc. (4)

Union Planters Insurance Agency of Florida, Inc. (6)

Regions/Morgan Keegan Financial Services, Inc. (11)

PFIC Securities Corporation (12)

PFIC Advisors, Inc. (8)

Union Planters Insurance Agency, Inc. (12)

CID Holding Company (12)

Union Planters Home Equity Corp. (5)

UP Investments LP (12)

Union Planters Hong Kong, Inc. (12)

Regions Hong Kong Limited (17)

Capital Factors, Inc. (6)

RB Affordable Housing, Inc. (2)

Greenview Townhomes, LLC (12)

Provence Place GP, Inc. (10)

Provence Place, LP (7)

Regions Provence Place, LLC (2)

AmSouth Auto Receivables LLC (2)

Regions Business Capital Corporation (5)

AmSouth Investment Management Company LLC (2)

AmSouth Finance Corporation (2)

Regions Equipment Finance Corporation (2)

Regions Equipment Finance, Ltd. (2)

A-F Leasing, Ltd.(2)

A-F Leasing, LLC (2)

Cahaba Corporation (5)

Cahaba International, Inc. (5)

GTC Title, Inc. (2)

AmSouth Reinsurance Company, Ltd. (18)

Cahaba International, Ltd.(16)

MCC Holdings, Inc. (2)

Meriwether Capital Corporation (15)

FMLS, Inc. (12)

First AmTenn Life Insurance Company (3)

Leader Holding Company, LLC (12)

First Service Corporation (13)

Regions Community Development Corporation (non profit)(12)

(1)	Affiliate state bank in Alabama chartered under the banking laws of Alabama.

(2)	Organized under the laws of Alabama.

(3)	Incorporated under the laws of Arizona.

(4)	Incorporated under the laws of Arkansas.

(5)	Incorporated under the laws of Delaware.

(6)	Incorporated under the laws of Florida.

(7)	Incorporated under the laws of Georgia.

(8)	Incorporated under the laws of Illinois.

(9)	Incorporated under the laws of Louisiana.

(10)	Incorporated under the laws of Massachusetts.

(11)	Incorporated under the laws of Mississippi.

(12)	Incorporated under the laws of Tennessee.

(13)	Incorporated under the laws of Texas.

(14)	Incorporated under the laws of Vermont.

(15)	Incorporated under the laws of Virginia.

(16)	Incorporated under the laws of Bermuda.

(17)	Incorporated under the laws of the Peoples’ Republic of China.

(18)	Incorporated under the laws of the Turks and Caicos Islands.